UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2013

CHINA INTERNET CAFÉ HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52832	98-0500738
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#1707, Block A, Genzon Times Square
Longcheng Blvd, Centre City, Longgang District
Shenzhen, Guangdong Province
People's Republic of China	518172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  86-755-8989-6008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 28, 2013, China Internet Cafe Holdings Group, Inc. (the “Company”) received a letter from EFP Rotenberg, LLP (“EFP”) informing the Company that because of the increased audit and business risks with performing PCAOB audits in China, they were resigning as the Company’s independent registered public accounting firm with immediate effect.

The report of EFP on the Company's consolidated financial statements for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. For the years ended December 31, 2012 and 2011 and the subsequent interim period through August 28, 2013, there have been no disagreements between the Company and EFP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to EFP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. For the years ended December 31, 2012 and 2011 and the subsequent interim period through August 28, 2013, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided EFP with a copy of this Report and the Company has requested that EFP furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements above. A copy of this letter dated August 28, 2013 is filed as an exhibit to this Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
16.1	Letter dated August 28, 2013 from EFP Rotenberg, LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INTERNET CAFÉ HOLDINGS GROUP, INC.
Dated: September 3, 2013
	By:	/s/ Dishan Guo
	Name:	Dishan Guo
	Title:	Chief Executive Officer